Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated September 30, 2026 with respect to the Common Stock, $0.0001 par value per share, of Stoke Therapeutics, Inc., a Delaware corporation, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

BIOTECHNOLOGY VALUE FUND L P

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	09/30/2026

BVF I GP LLC

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	09/30/2026

BIOTECHNOLOGY VALUE FUND II LP

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	09/30/2026

BVF II GP LLC

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	09/30/2026

Biotechnology Value Trading Fund OS LP

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	09/30/2026

BVF Partners OS Ltd.

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	09/30/2026

BVF GP HOLDINGS LLC

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	09/30/2026

BVF PARTNERS L P/IL

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	09/30/2026

BVF INC/IL

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	09/30/2026

LAMPERT MARK N

By:	/s/ Mark N. Lampert
Mark N. Lampert
Date:	09/30/2026